THE UNIVERSAL INSTITUTIONAL FUNDS, INC. EQUITY AND INCOME PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2007 - DECEMBER 31, 2007

                                                                            AMOUNT OF
                                           OFFERING          TOTAL           SHARES
     SECURITY         PURCHASE/   SIZE OF  PRICE OF        AMOUNT OF        PURCHASED
     PURCHASED       TRADE DATE  OFFERING   SHARES          OFFERING         BY FUND
--------------------------------------------------------------------------------------

Commercial Mortgage
 Pass Throu 6.0103%
   due 12/10/2049     08/06/07     --        $98.68    $1,454,915,000.00       450,000

  Schering-Plough
Corp PFD 6.000% due
     8/13/2010        08/09/07     --       $250.00    $2,500,000,000.00        18,488

  Banc of America     11/09/07     --       $100.55     $ 817,600,000.00  $ 700,000.00
   Comm Mtg 2007
    5.7451% due
     2/10/2051

  General Electric
 Company 5.250% due   11/29/07     --       $99.195    $4,000,000,000.00  1,005,000.00
     12/6/2017

  AT&T Inc. 6.300%    12/03/07     --       $99.559    $2,000,000,000.00    380,000.00
   due 1/15/2038

 Washington Mutual
  Inc. PFD 7.750%
                      12/12/07     --     $1,000.00    $3,000,000,000.00           700

                        % OF
                      OFFERING
     SECURITY        PURCHASED  % OF FUNDS TOTAL
     PURCHASED         BY FUND        ASSETS            BROKERS          PURCHASED FROM
---------------------------------------------------------------------------------------

                                                      Deutsche Bank
                                                       Securities,
                                                         Capmark
                                                   Securities, Citigroup,
Commercial Mortgage                                  Morgan Stanley,
 Pass Throu 6.0103%                                  KeyBanc Capital
   due 12/10/2049       0.03%        0.36%            Markets,           Deutsche Bank

                                                   Goldman Sachs &
                                                     Co., Banc of
                                                       America
                                                   Securities LLC,
                                                   Bear, Stearns &
                                                   Co. Inc., Citi,
                                                   Morgan Stanley,
                                                     BNP Paribas,
                                                    Credit Suisse,
                                                   JPMorgan, Daiwa
                                                      Securities
                                                    America Inc.,
                                                      Santander
  Schering-Plough                                    Investment,
Corp PFD 6.000% due                                Utendahl Capital
     8/13/2010          0.19%        0.58%         Partners, L.P.,      Goldman Sachs &
                                                     The Williams           Company
                                                    Capital Group,
                                                        L.P.,

                                                   Banc of America
  Banc of America       0.08%        0.50%         Securities LLC,      Banc of America
   Comm Mtg 2007                                   Lehman Brothers,
    5.7451% due                                     Morgan Stanley
     2/10/2051

  General Electric                                  Cit, JPMorgan,
 Company 5.250% due     0.02%        0.70%         Lehman Brothers,      Lehman Brothers
     12/6/2017                                      Morgan Stanley

                                                      Goldman, Sachs &
                                                       Co., JPMorgan,
                                                          Wachovia
                                                        Securities,
                                                       Deutsche Bank
                                                     Securities, Lehman
                                                       Brothers, RBS
                                                     Greenwich Capital,
  AT&T Inc. 6.300%      0.01%        0.26%            Cabrera Capital         JPMorgan
   due 1/15/2038                                       Markets, LLC,        Securities
                                                       Mitsubishi UFJ
                                                        Securities,
                                                         CastleOak
                                                     Securities, L.P.,
                                                    Morgan Stanley, UBS
                                                      Investment Bank

                                                      Lehman Brothers,
                                                       Credit Suisse,
                                                      Morgan Stanley,
                                                      Goldman, Sachs &
                                                         Co., Citi,
                                                       JPMorgan, UBS
                                                      Investment Bank,
 Washington Mutual      0.02%        0.12%           Barclays Capital,      Lehman Brothers
  Inc. PFD 7.750%                                      Deutsche Bank
                                                      Securities, RBS
                                                     Greenwich Capital.
                                                        BNY Capital
                                                      Markets, Inc.,
                                                      Cabrera Capital
                                                       Markets, LLC,
                                                     Keefe, Bruyette &
                                                      Woods, Ramirez &
                                                      Co., Inc., The
                                                      Williams Capital
                                                        Group, L.P.